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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-31699; 333-60099; 333-82260; and 333-137025 on Forms S-8 of our reports dated March 25, 2011, relating to the consolidated financial statements of Coldwater Creek Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Coldwater Creek Inc. for the year ended January 29, 2011.

/s/ Deloitte & Touche LLP

Boise, Idaho
March 25, 2011

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  Exhibit 23